Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-149445) pertaining to the MAKO Surgical Corp. 2008 Omnibus Incentive Plan, MAKO Surgical Corp. 2008 Employee Stock Purchase Plan, and MAKO Surgical Corp. 2004 Stock Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-157888) pertaining to the MAKO Surgical Corp. 2004 Stock Incentive Plan;
(3)	Registration Statement (Form S-8 No. 333-157889) pertaining to the MAKO Surgical Corp. 2008 Omnibus Incentive Plan;
(4)	Registration Statement (Form S-8 No. 333-165386) pertaining to the MAKO Surgical Corp. 2008 Omnibus Incentive Plan;
(5)	Registration Statement (Form S-3 No. 333-169464) of MAKO Surgical Corp.; and
(6)	Registration Statement (Form S-8 No. 333-172732) pertaining to the MAKO Surgical Corp. 2008 Omnibus Incentive Plan.

of our reports dated March 8, 2012, with respect to the financial statements of MAKO Surgical Corp., and the effectiveness of internal control over financial reporting of MAKO Surgical Corp., included in this Annual Report (Form 10-K) of MAKO Surgical Corp. for the year ended December 31, 2011.

/s/ Ernst & Young LLP
Certified Public Accountants

Boca Raton, Florida
March 8, 2012